UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

SEANIEMAC INTERNATIONAL, LTD.

(Name of Registrant as Specified in Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(4)	Proposed maximum aggregate value of transaction

(5)	Total fee paid

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SEANIEMAC INTERNATIONAL, LTD.

780 New York Avenue, Suite A

Huntington, New York 11743

(386) 409-0200

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Approximate Date of Mailing: __________________, 2017;

TO THE STOCKHOLDERS OF SEANIEMAC INTERNATIONAL, LTD.:

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of Seaniemac International, Ltd., a Nevada corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below (collectively, the “Corporate Actions”) taken by unanimous written consent of the Board of Directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.	A reverse stock split of the outstanding shares of the Common Stock, at the ratio of 1-for-100, with any fractional shares being rounded up to the next higher whole share (the “Reverse Stock Split”); and

2.	Immediately following completion of the Reverse Stock Split, a reduction of the number of authorized shares of Common Stock from 4,000,000,000 to 400,000,000 (the “Authorized Share Reduction”).

The purpose of this Information Statement is to notify our stockholders that on ___, 2017, stockholders holding a majority of the voting power of our issued and outstanding shares of Common Stock executed a written consent approving the Corporate Actions. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under Nevada law and the Company’s articles of incorporation and bylaws, each as amended. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not and will not be soliciting your approval of the Corporate Actions. Notwithstanding, the holders of our Common Stock of record at the close of business on ____, 2017 are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of Common Stock of record as of ____, 2017 on or about _________________, 2017. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors,

By	/s/ Barry M. Brookstein
Barry M. Brookstein
Chief Executive Officer _____________, 2017

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SEANIEMAC INTERNATIONAL, LTD.

780 New York Avenue, Suite A, Huntington, New York 11743

(386) 409-0200

_____________, 2017

INFORMATION STATEMENT

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be mailed on or about _____________, 2017 to the stockholders of record, as of ____, 2017 (the “Record Date”), of Seaniemac International, Ltd., a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” “Seaniemac” or the “Company”). This Information Statement is being circulated to advise stockholders of actions already approved and taken without a meeting by written consent of the stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Our board of directors and stockholders holding a majority of our voting power took action by written consent to approve the following actions:

1.	A reverse stock split of the outstanding shares of the Common Stock, at the ratio of 1-for-100, with any fractional shares being rounded up to the next higher whole share (the “Reverse Stock Split”); and

2.	Immediately following the completion of the Reverse Stock Split, a reduction of the number of authorized shares of Common Stock from 4,000,000,000 to 400,000,000 (the “Authorized Share Reduction” and together with the Reverse Stock Split, the “Corporate Actions”).

On ____, 2017, our board of directors unanimously approved an amendment to our Articles of Incorporation, as amended (the “Articles”), to effect the Reverse Stock Split (the “Reverse Stock Split Amendment”) and an amendment to our Articles to effect the Authorized Share Reduction (the “Authorized Share Reduction Amendment” and together with the Reverse Stock Split Amendment, the “Amendments”). Subsequent to our board of directors’ approval of the Amendments, the holders of a majority of the voting power of our voting stock, on _____, 2017 approved, by written consent, the Amendments. The consenting stockholders and their respective approximate ownership percentages of the voting stock of the Company, which total in the aggregate 51% of the outstanding voting stock, through the consent of 1,000,000 shares of our Series E Senior Convertible Voting Non-Redeemable Preferred Stock, are as follows: 1,000,0000 shares of our Series E Senior Convertible Voting Non-Redeemable Preferred Stock (51%).

The Corporate Actions will become effective upon (i) the filing of the Amendments with the Secretary of State of the State of Nevada and (ii) approval of the Corporate Actions by the Financial Industry Regulatory Authority (“FINRA”).

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendments will not be effected until at least 20 calendar days after the mailing of this Information Statement to our stockholders.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 4,000,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of Convertible Preferred Stock, $0.001 par value per share, of which there are authorized the following series: (i) Series A Senior Convertible Voting Non-Redeemable Preferred Stock (the “Series A Preferred”) - 2,500,000 shares authorized; (ii) Series B Senior Subordinated Convertible Voting Redeemable Preferred Stock (the “Series B Preferred”) - 1,500,000 shares authorized; (iii) Series C Senior Subordinated Convertible Voting Redeemable Preferred Stock (the “Series C Preferred”) - 2,000,000 shares authorized; (iv) Series D Senior Convertible Voting Redeemable Preferred Stock (the “Series D Preferred”) - 100,000 shares authorized; and Series E Senior Convertible Voting Non-Redeemable Preferred Stock (the “Series E Preferred”) – 1,000,000 shares authorized.

As of the Record Date, there were 3,342,488,535 shares of common stock issued and outstanding, held by 94 holders of record, and (i) Series A Preferred – 1,331,250 shares issued and outstanding; (ii) Series B Preferred – 750,000 shares issued and outstanding; (iii) Series C Preferred – 1,421,577 shares issued and outstanding; (iv) Series D Preferred - 100,000 shares issued and outstanding and (v) Series E Preferred – 1,000,000 shares issued and outstanding.

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Holders of our common stock are entitled to one vote per share. Holders of Series A Preferred, Series B Preferred and Series C Preferred are entitled to 100 votes per share, holders of our Series D preferred stock are entitled to 10,000 votes per share, and holders of our Series E Preferred Stock are entitled, collectively, to cast a number of votes equal to 102% of the total number of votes entitled to be cast by all of the other shares of stock, with the total number of votes to be apportioned pro rata between the shares of Series E Preferred Stock then outstanding.

The Company’s Common Stock is quoted on the OTC Pink market tier of the OTC Markets Group Inc. under the symbol “BETS.” The last sale price of our Common Stock as reported on the OTC Pink was $0.0002 on January 19, 2017.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes. Section 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the actions described in this Information Statement.

The actions described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by Seaniemac.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

BACKGROUND AND PURPOSE OF THE AMENDMENTS

General

Our board of directors and the holders of our Series E Preferred representing a majority of the voting power of our capital stock, have taken action by written consent to authorize our board of directors to effect the Reverse Stock Split Amendment and the Authorized Share Reduction Amendment. Our board of directors has discretion to abandon the Amendments prior to their effectiveness.

The Corporate Actions will become effective upon (i) the filing of the Amendments with the Secretary of State of the State of Nevada and (ii) approval of the Corporate Actions by the Financial Industry Regulatory Authority. We expect the Corporate Actions to be effective on or about _____________, 2017.

Reasons for Proposed Amendments

Our board of directors’ primary reason for approving and recommending the Reverse Stock Split is to increase the per share price of our Common Stock.

Our board of directors’ primary reason for approving and recommending the Authorized Share Reduction is to maintain a disproportionately higher level of authorized shares relative to the Reverse Stock Split ratio so that such authorized shares will be available for future issuances, because under the Nevada corporation law the authorized shares would be correspondingly reduced upon the Reverse Stock Split without this additional amendment.

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Our board of directors believes that attaining and maintaining the stock price at higher levels will attract better access to capital; which is in the best interests of our company and its stockholders. Our board of directors further believes that an increased stock price may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors. We believe that the Corporate Actions will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Corporate Actions will make our Common Stock a more attractive and cost effective investment for many investors, which should enhance the liquidity available to the holders of our Common Stock. Accordingly, we believe that approval of the Corporate Actions is in our company’s and our stockholders’ best interests.

However, despite approval of the Corporate Actions by our stockholders and the implementation thereof by our board of directors, there is no assurance that our minimum bid price would be or remain following the Corporate Actions at a level high enough to attract capital investment in our company.

Reducing the number of outstanding shares of our Common Stock through the Corporate Actions is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Corporate Actions, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Corporate Actions or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Corporate Actions will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Corporate Actions. Accordingly, the total market capitalization of our Common Stock after the Corporate Actions may be lower than the total market capitalization before the Corporate Actions.

After undertaking a thorough analysis of the advisability of the Reverse Stock Split and considering the totality of the circumstances, our Board of Directors believes that it is fair to the stockholders of the Company, from a financial point of view, and in the best interests of us and our stockholders. The effectuation of the Corporate Actions is conditioned on our Board’s consideration of the totality of the circumstances.

Potential Effects of Proposed Amendments

The Corporate Actions will affect all holders of our Common Stock uniformly. The Corporate Actions are not intended to affect any stockholder’s percentage ownership interest in our company, except for a nominal increase in percentage ownership interest that will accrue as described below in “Fractional Shares,” record holders of our Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share.

The Reverse Stock Split will not change the terms of our Common Stock. After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of the Reverse Stock Split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in the number of shares of our Common Stock outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

The availability of a substantial number of authorized but un-reserved shares of our Common Stock resulting from the Reverse Stock Split, under various scenarios, may be construed as having an anti-takeover effect by permitting the issuance of shares of our Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our Articles of Incorporation or bylaws as then in effect. The proposal to effectuate the Reverse Stock Split did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our board of directors did not authorize the Reverse Stock Split to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our board of directors.

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Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of the registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Island Stock Transfer. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of shares of our Common Stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share.

Effect of the Reverse Stock Split on Outstanding Convertible Debt, Stock Options, Warrants, and Employee Plans

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise or conversion price and the number of shares issuable upon the exercise or conversion of all outstanding preferred stock, options, warrants or convertible debt securities entitling the holders to acquire shares of our Common Stock. This would result in approximately the same aggregate price being required to be paid under such preferred stock, options, warrants or convertible debt securities upon exercise or conversion, as applicable, and approximately the same value of shares of our Common Stock being delivered upon such exercise or conversion immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed Amendments will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

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Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. Unless otherwise specifically indicated herein, this summary addresses the U.S. federal income tax consequences only to a beneficial owner of our Common Stock that is a United states person as defined in the Internal Revenue Code of 1986, as amended (the “Code”), or a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that may apply to certain special classes of taxpayers under the Code.

As a result, stockholders should seek advice on the tax consequences of the Reverse Stock Split based on their particular circumstances from an independent tax advisor.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange (or deemed exchange) of shares pursuant to the Reverse Stock Split. The aggregate tax basis of the new shares received in the Reverse Stock Split will be the same as the aggregate tax basis in the old shares exchanged. The holding period for the new shares will include the period during which the old shares surrendered in the Reverse Stock Split were held.

Non-U.S. Holders

A non-U.S. holder is a beneficial owner of our Common Stock that is not a U.S. holder. Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split.

Dissenters’ Rights

Under the Nevada Revised Statutes, stockholders will not be entitled to dissenters’ rights with respect to the proposed Amendments to effect the Reverse Stock Split or the Authorized Share Reduction and we do not intend to independently provide stockholders with such rights.

REDUCTION IN AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors and the holders of the majority voting power of our issued and outstanding capital stock have approved the Authorized Share Reduction Amendment in order to reduce possible dilution that could occur to the value of the Common Stock in the future by lowering the number of additional shares of Common Stock that can be issued in the future from authorized shares. As of _____, 2017, the Company has 3,342,488,535 shares of Common Stock issued and outstanding. Upon the filing of the amendment to the Articles, the Company will have approximately 400,000,000 shares of Common Stock authorized and available for future issuances.

AmendmentS of the Company’s Articles of Incorporation

To effect the Reverse Stock Split, the Company will amend its Articles. The Reverse Stock Split Amendment will provide for the Reverse Stock Split becoming effective on the Effective Date, and will accordingly state that each share of Common Stock outstanding prior to the Reverse Stock Split will be automatically reclassified and changed into 1/100th of a fully paid and non-assessable share of Common Stock, without increase or decrease in the par value of thereof. The Reverse Stock Split Amendment will also provide that no fractional shares shall be issued with respect to any shares of Common Stock and that the Company shall round up any partial shares to the next highest whole share. The form of the Reverse Stock Split Amendment is attached hereto as Exhibit “A-1”.

The Authorized Share Reduction Amendment will amend the Articles in order to effect the Authorized Share Reduction. The Authorized Share Reduction Amendment will amend the Articles to reduce the number of authorized shares of Common Stock from 4,000,000,000 to 400,000,000. The form of the Authorized Share Reduction Amendment is attached hereto as Exhibit “A-1”.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,

●	Any proposed nominee for election as a director of our Company, and

●	Any associate or affiliate of any of the foregoing persons.

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The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Amendments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of __________, 2017, by the following persons:

●	Each person who is known to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock,

●	Each of our named executive officers (as defined in Item 402 of Regulation S-K) and directors, and

●	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from ___________, 2017, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from _______________, 2017.

The information provided herein is based upon a list of our shareholders and our records with respect to the ownership of warrants and options to purchase securities in our company. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

As of ______________, 2017, there were 3,342,488,535 shares of our Common Stock outstanding.

Series A Senior Convertible Voting Non-Redeemable Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Barry Brookstein (1)	-0-	0-%
Shane O’Driscoll
All executive officers and directors as a group (2 person)		0%

(1)	Mr. Brookstein is our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Mr. Brookstein was a director of the Company until he resigned on January 5, 2017.

(2)	Pursuant to a Stock Purchase Agreement with the Company, the Company redeemed from Mr. Brookstein 462,500 of his Series A Preferred Stock.

Series B Senior Subordinated Convertible Voting Redeemable Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Barry Brookstein (1)	750,000	(2)	100%
Shane O’Driscoll	0		0
All executive officers and directors as a group (2 person)	750,000	(2)	100%
Spirits Management Inc. (3)	750,000		100%

(1)	Mr. Brookstein is our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Mr. Brookstein was a director of the Company until he resigned on January 5, 2017.

(2)	Includes 750,000 shares of Series B Preferred Stock owned by Spirits Management, Inc. a corporation in which Mr. Brookstein serves as an executive officer and director and is the sole stockholder (“Spirits”). Pursuant to a Stock Purchase Agreement with the Company, the Company redeemed from Mr. Brookstein 500,000 of his Series B Preferred Stock.

(3)	Spirits is a corporation in which Mr. Brookstein, our Chief Executive Officer, Chief Financial Officer, and Secretary, serves as an executive officer and director and is the sole stockholder. Spirits’ address is c/o Seaniemac International, Ltd., 780 New York Avenue, Suite A, Huntington, New York 11743.

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Series C Senior Subordinated Convertible Voting Redeemable Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Barry Brookstein (1)	450,601	(2)	31.69%
Shane O’Driscoll	0
All executive officers and directors as a group (2 person)	450,601	(2)	31.69%
Spirits Management Inc. (3)	450,601		31.69%
Phone Tel New Corp. (4)	202,491		14.2%
Tele-Serv Inc. (4)	141,345		9.9%
Telmax Co. Inc. (4)	160,390		11.3%
Agile Opportunity Fund, LLC (5)	466,750		32.8%

(1)	Mr. Brookstein is our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Mr. Brookstein was a director of the Company until he resigned on January 5, 2017.

(2)	Includes (a) 450,601 shares of Series C Preferred Stock owned by Spirits, a corporation in which Mr. Brookstein serves as an executive officer and director and is the sole stockholder. Pursuant to a Stock Purchase Agreement with the Company, the Company redeemed from Mr. Brookstein 406,992 of his Series C Preferred Stock.

(3)	Spirits is a corporation in which Mr. Brookstein, our Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, serves as an executive officer and director and is the sole stockholder. Spirits’ address is c/o Seaniemac International, Ltd, 780 New York Avenue, Suite A, Huntington, New York 11743.

(4)	The address for Phone Tel New Corp., Tele-Serv Inc., and Telmax Co. Inc. is 153 Symphony Court, Eastport, New York 11941.

(5)	The address for Agile Opportunity Fund, LLC is 1175 Walt Whitman Road, Melville, New York 11747.

Series D Senior Convertible Voting Redeemable Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Barry Brookstein (1)	100,000	100%
Shane O’Driscoll	0	0
All executive officers and directors as a group (2 persons)	100,000	100%

(1)	Mr. Brookstein is our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Mr. Brookstein was a director of the Company until he resigned on January 5, 2017.

Series E Senior Convertible Voting Non-Redeemable Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
RDRD II Holding LLC (1)	1,000,000	100%

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Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Barry Brookstein (2)	614,456	(3)		*
Shane O’Driscoll, Director	0	--
All executive officers and directors as a group (2 persons)	614,456	(3)		*

* Represents less than 1.0%.

(1)	Based on an aggregate of 3,342,488,535 common shares outstanding as of January 13, 2017

(2)	Mr. Brookstein is our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Mr. Brookstein was a director of the Company until he resigned on January 5, 2017.

(3)	Represents (a) 366,899 shares of Common Stock held directly, (b) 32 shares of Common Stock held by Mr. Brookstein as custodian under the California Uniform Transfers to Minors Act, (c) 26,245 shares of Common Stock owned by Spirits, ,(f) 75,416 shares of Common Stock issuable upon conversion of the 750,000 shares of Series B Preferred Stock owned by Spirits, (h) 45,310 shares of Common Stock issuable upon conversion of the 450,601 shares of Series C Preferred Stock owned by Spirits, and (i) 100,554 shares of Common Stock issuable upon conversion of the 100,000 shares of Series D Preferred Stock owned by Mr. Brookstein.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

Market Information

The Company’s Common Stock is quoted on the OTC Pink market tier of the OTC Markets Group Inc. under the symbol “BETS.” The following table sets forth the range of high and low sale prices for our Common Stock for the periods indicated. The information reflects inter-dealer prices, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

	High	Low

Quarter Ended March 31, 2015	$0.01	$0.0009
Quarter Ended June 30, 2015	$0.0017	$0.0005
Quarter Ended September 30, 2015	$0.0010	$0.0004
Quarter Ended December 31, 2015	$0.0013	$0.0005

Quarter Ended March 31, 2016	$0.0027	$0.0010
Quarter Ended June 30, 2016	$0.0011	$0.0006
Quarter Ended September 30, 2016	$0.0006	$0.0003
Quarter Ended December 31, 2016	$0.0005	$0.0001

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

As of ____, 2017, we had 94 record holders of our Common Stock. The last sale price of our Common Stock as reported on the OTC Pink was $0.0002 on January 19, 2017.

ADDITIONAL INFORMATION

We are subject to the informational requirements of Section 15(d) of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.seaniemac.com. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of these filings, at no cost, by writing to us at 780 New York Avenue, Suite A, Huntington, New York, 11743 or by telephoning us at (386) 409-0200.

Our principal executive office is located at 780 New York Avenue, Suite A, Huntington, New York, 11743. Our phone number is (386) 409-0200.

_________, 2017	By Order of the Board of Directors,

	By	/s/ Barry M. Brookstein
Barry M. Brookstein
Chief Executive Officer

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EXHIBIT A-1

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of the Corporation: Seaniemac International, Ltd.

2. The Articles have been amended as follows:

ARTICLE IV - Authorized Capital Stock is hereby amended to read as follows:

Common Stock:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is four hundred and ten million (410,000,000) of which (i) four hundred million (400,000,000) shares shall be common stock with a par value of $.001 per share (the “Common Stock”) and (ii) ten million (10,000,000) shares shall be preferred stock with a par value of $.001 per share (the “Preferred Stock”).”

Reverse Split of Issued and Outstanding Common Stock

Effective as of the Effective Date of this Certificate of Amendment, each one hundred (100) shares of the issued and outstanding Common Stock of the Corporation (“Prior Common”) will be reverse split into one (1) share of Common Stock of the Corporation (“New Common”). This reverse split will affect only issued and outstanding common shares. Each record and beneficial holder who would receive a fractional share as a result of the reverse stock split will receive a full share of Common Stock.

No other changes to the Company’s Capital Stock are affected by this Amendment to ARTICLE IV.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is 51% of the total voting power of the Company.

4. Effective Date: __________________ 2017, but no earlier than approval from FINRA.

5. Signature: (required)

X____________________________

Signature of Officer

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